THE SPENDSMART PAYMENTS COMPANY

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On February 11, 2014, The SpendSmart Payments Company, a Colorado corporation (“we,” “us,” “our,” “SSPC” or the “Company”), entered into subscription agreements (“Subscription Agreement”) with accredited investors pursuant to which we issued 1,131,099 shares of our newly designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 4,524,396 shares of our common stock (the “Common Stock”) exercisable during the five-year period commencing on the date of issuance at $1.10 per share (the “Warrants”).

This offering resulted in net proceeds to us of approximately $2,732,002.  The placement agent, a FINRA registered broker-dealer, in connection with the financing received warrants to purchase up to 452,440 shares of common stock at an exercise price of $1.27 per share as compensation. The Series C Preferred Stock and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On February 11, 2014, immediately following the closing described above, the Company, through its wholly-owned subsidiary, The SpendSmart Payments Company, a California corporation (the “Subsidiary”), acquired substantially all of the assets of Intellectual Capital Management, Inc., d/b/a SMS Masterminds (“SMS”) a Nevada corporation, including but not limited to certain intellectual property and accounts receivable, pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”). In conjunction with the purchase of substantially all of the assets of SMS, the Company, through the Subsidiary acquired all of the intangible assets owned by Alex Minicucci, the Chief Executive Officer of SMS, relating to SMS, pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”) (the closing of the Asset Purchase Agreement and Purchase Agreement collectively referred to as the “SMS Acquisition”).

Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the assets of SMS. In consideration of the purchased assets, the Company agreed to issue to SMS five million two hundred and fifty thousand shares of the Company’s common stock. Pursuant to the Purchase Agreement, the Company agreed to pay Mr. Minicucci: (i) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of three million dollars in gross proceeds raised in a financing transaction; (ii) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of seven million dollars in gross proceeds raised in a financing transaction; (iii) an earn-out payment relating to fifteen percent of the earnings generated by the SMS after the acquisition; and (iv) an additional earn-out payment tied to the EBITDA of the Company after the acquisition of SMS.

SSPC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the SMS Acquisition.

The following unaudited pro forma condensed combined balance sheet combines the unaudited condensed historical balance sheets of SSPC as of December 31, 2013 with the unaudited condensed historical balance sheet of SMS as of December 31, 2013, giving effect to the SMS Acquisition as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations combines the unaudited historical statements of operations of SSPC for the year ended September 30, 2013 with the unaudited historical statement of operations of SMS for the year ended December 31, 2013, giving effect to the SMS Acquisition as if it had occurred on October 1, 2012.

The following unaudited pro forma condensed combined statement of operations combines the unaudited historical statements of operations of SSPC for the year ended September 30, 2012 with the unaudited historical statement of operations of SMS for the year ended December 31, 2012, giving effect to the SMS Acquisition as if it had occurred on October 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the SMS Acquisition, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

The Spendsmart Payments Company

Pro Forma Combined Balance Sheet

As of December 31, 2013

(Unaudited)

	A	B

	SSPC as of December 31, 2013	SMS as of December 31, 2013	Elimination of SMS	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$497,313	$50,097	$(50,097)	$2,733,133	C
				(1,000,000)	D	$2,230,446
Accounts receivable, net	-	2,152	(2,152)	318,708	D	318,708
Other current assets	205,934	270,255	(270,255)	-		205,934
Total current assets	703,247	322,504	(322,504)	2,051,841		2,755,088
Property and equipment, net	251	-	-	-		251
Deposits and other assets	5,700	-	-	-		5,700
Intangible assets	-	-	-	4,484,800	D	4,484,800
Goodwill	-	-	-	1,458,476	D	1,458,476
Total assets	$709,198	$322,504	$(322,504)	7,995,117		8,704,315

Liabilities and Stockholders' Equity
Current Liabilities
Short term debt	$-	$90,965	$(90,965)	-		-
Accounts payable and accrued expenses	921,164	70,202	(70,202)	225,182	D	1,146,346
Deferred Revenue	-	-	-	249,797	D	249,797
Other current liabilities	400,262	-	-	1,246,885	D	1,647,147
Total current liabilities	1,321,426	161,167	(161,167)	$1,721,865		$3,043,291
Long Term Liabilities
Note payable	-	179,992	(179,992)	$226,522	D	$226,522
Total liabilities	$1,321,426	$341,159	$(341,159)	$1,948,386		$3,269,812
Stockholders' equity
Convertible preferred stock	-			1,131	C	1,131
Common stock	10,398	49	(49)	5,250	D	15,648
Additional paid in capital	67,905,486	24,951	(24,951)	2,732,002	C
				3,308,347	D	73,945,835
Accumulated deficit	(68,528,112)	(43,655)	43,655.00	-		(68,528,112)
Total stockholders equity (deficit)	(612,228)	$(18,655)	$18,655	6,046,730		5,434,502
Total Liabilities and Stockholders' Equity	$709,198	$322,504	$(322,504)	$7,995,117		$8,704,315

The Spendsmart Payments Company

Pro Forma Statement of Operations

For the Year Ended September 30, 2013

(Unaudited)

	E	F

	SSPC for the Year Ended September 30, 2013	SMS for the Year Ended December 31, 2013	Pro forma Adjustments	Notes	Pro Forma Combined
Revenue	1,020,438	2,265,877	-		3,286,315
Cost of revenues	-	463,903	-		463,903
Gross profit	$1,020,438	$1,801,974	$-		$2,822,412

Operating expenses
Selling and marketing	5,617,974	-	-		5,617,974
Personnel related	12,316,632	586,489	-		12,903,121
Processing	1,792,179	-	-		1,792,179
Amortization of intangible assets	-	-	714,037	G	714,037
General and administrative	2,548,890	1,094,365	-		3,643,255
Total operating expenses	$22,275,675	$1,680,854	714,037		$24,670,566
Income (loss) from operations	$(21,255,237)	$121,120	$(714,037)		$(21,848,154)
					$-
Other income (expense)					0
Interest expense	1,001	28,173	-		29,174
Change in derivative liabilities	(8,668,688)	-	-		(8,668,688)
Other income	(4,334)	(528)	-		(4,862)
Total other expenses	$(8,672,021)	$27,645	$-		$(8,644,376)

Income (loss) from continuing operations before provision for income taxes	(12,583,216)	93,475	(714,037)		(13,203,778)
Provision for income taxes	-	(40,045)	-		(40,045)
Net income (loss)	$(12,583,216)	$53,430	$(714,037)		$(13,203,778)

Basic and diluted loss per share	$(1.55)				$(0.99)

Basic and diluted weighted average common shares outstanding	8,141,737				13,391,737	H

The Spendsmart Payments Company

Pro Forma Statement of Operations

For the Year Ended September 30, 2012

(Unaudited)

	I	J

	SSPC for the Year Ended September 30, 2012	SMS for the Year Ended December 31, 2012	Pro forma Adjustments	Notes	Pro Forma Combined
Revenue	1,009,250	2,392,341	-		3,401,591
Cost of reveunes	-	749,141	-		749,141
Gross profit	$1,009,250	$1,643,200	$-		$2,652,450

Operating expenses
Selling and marketing	3,025,724	-	-		3,025,724
Personnel related	8,983,667	470,209	-		9,453,876
Processing	3,284,869	-	-		3,284,869
Amortization of intangible assets	-	-	714,037	K	714,037
General and administrative	1,468,718	614,956	-		2,083,674
Total operating expenses	$16,762,978	$1,085,165	714,037		$18,562,180
Income (loss) from operations	$(15,753,728)	$558,035	$(714,037)		$(15,909,730)
					$-
Other income (expense)					0
Interest expense	-	(13,007)	-		(13,007)
Change in derivative liabilities	(5,346,358)	-	-		(5,346,358)
Other income	5,103	5,963	-		11,066
Total other expenses	$(5,341,255)	$(7,044)	$-		$(5,348,299)

Deemed dividend on preferred stock	(4,481,126)	-			(4,481,126)

Income (loss) from continuing operations before provision for income taxes	(25,576,109)	550,991	(714,037)		(25,739,155)
Provision for income taxes	-	(236,045)	-		(236,045)
Net income (loss)	(25,576,109)	314,946	$(714,037)		(25,975,200)

Basic and diluted loss per share	$(3.97)				$(2.22)

Basic and diluted weighted average common shares outstanding	6,448,079				11,698,079	L

Notes to the Unaudited Combined Pro forma Financial Statements

A)	Derived from the unaudited balance sheet of SSPC as of December 31, 2013.

B)	Derived from the audited balance sheet of SMS as of December 31, 2013.

				Additional
			Convertible	Paid-in
		Cash	preferred stock	Capital
(2)	Issuance of Series C Convertible Preferred with detachable warrants on February 11, 2014
	Issuance of 1,131,099 Series C Convertible Preferred with 4,524,396 warrants issued to investors to purchase 4,524,396 of SSPC common stock at an exercise price of $1.10 and 452,440 placement agent warrants at an exercise price of $1.27, net of fees (1)	2,733,133	1,131	2,732,002

		2,733,133	1,131	2,732,002

D)	The preliminary allocation of the purchase price to the SMS balance sheet is shown below:

	Accounts receivable, net	$318,708
	Identifiable intangible assets	4,484,800
	Goodwill	1,458,476
	Total assets	6,261,984

	Accounts payable and accrued expenses	225,182
	Deferred Revenue	249,797
	Long-term liabilities (SBA loan)	226,522
	Total liabilities	701,501
	Net assets acquired	$5,560,483	(2)

(2)	Consideration Paid
	Cash Paid - to SMS	$1,000,000
	5,250,000 Common Stock issued to SMS	3,313,597
	Estimated earn-out payment	1,246,885
	Total Consideration Paid	$5,560,483

(1)	The Company accounts for the issuance of common stock purchase warrants issued in connection with equity offerings in accordance with the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement).

E)	Derived from the audited statement of operations of SSPC for the year ended September 30, 2013.

F)	Derived from the audited statement of operations of SMS for the year ended December 31, 2013.

G)	Intangible Assets Amortization
			Estimated Useful	Annual
	Intangible Assets Acquired	Fair Value	Life	Amortization
	IP/Technology	$1,146,000	10	$114,600
	Customer Base	2,002,000	10	200,200
	Trade-Name/Marks	198,700	10	19,870
	Non-Compete	1,138,100	3	379,367
	Total Intangible Assets Acquired	$4,484,800		$714,037

H)	Weighted Average Shares - Basic and Diluted

	Outstanding as of September 30, 2013	8,141,737
	Add: Issuance of shares issued to SMS	5,250,000
	Total	13,391,737

I)	Derived from the audited statement of operations of SSPC for the year ended September 30, 2012.

J)	Derived from the audited statement of operations of SMS for the year ended December 31, 2012.

K)	Intangible Assets Amortization		Estimated Useful	Annual
	Intangible Assets Acquired	Fair Value	Life	Amortization
	IP/Technology	$1,146,000	10	$114,600
	Customer Base	2,002,000	10	200,200
	Trade-Name/Marks	198,700	10	19,870
	Non-Compete	1,138,100	3	379,367
	Total Intangible Assets Acquired	$4,484,800		$714,037

L)	Weighted Average Shares - Basic and Diluted
	Outstanding as of September 30, 2013	6,448,079
	Add: Issuance of shares issued to SMS	5,250,000
	Total	11,698,079

These unaudited pro forma combined condensed financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.  The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and/or cost savings that the combined entity may achieve with respect to the combined companies.